Exhibit 99.1

Ares Commercial Real Estate Corporation Announces Launch of Offering of Common Stock

Company Release - January 22, 2020

NEW YORK--(BUSINESS WIRE)-- Ares Commercial Real Estate Corporation (the “Company”) (NYSE:ACRE), today announced the launch of an underwritten public offering of 4,000,000 shares of common stock. The Company expects to grant to the underwriters of the offering an option to purchase up to 600,000 additional shares of common stock.
The Company intends to use all of the net proceeds from the offering for general corporate purposes, including repaying indebtedness and investing in mortgage loans and other target assets and investments consistent with its investment strategies and investment guidelines and funding commitments on existing mortgage loans.
Wells Fargo Securities, Citigroup and Morgan Stanley are acting as the joint book running managers for the offering, and JMP Securities and Raymond James are acting as co-managers for the offering.
A registration statement on Form S-3 relating to these securities has been filed with the Securities and Exchange Commission and has been declared effective. The offering may be made only by means of a preliminary prospectus supplement and accompanying prospectus. A copy of the preliminary prospectus supplement and accompanying prospectus related to the offering can be obtained for free by visiting the Securities and Exchange Commission’s website at http://www.sec.gov or by contacting: Morgan Stanley & Co. LLC, Attention: Prospectus Department, 180 Varick Street, 2nd Floor, New York, NY 10014 or Wells Fargo Securities, LLC, Attention: Equity Syndicate Department, 30 Hudson Yards, 500 West 33rd Street - 14th Floor, New York, NY 10001 or by telephone at 1-800-326-5897 or by email at cmclientsupport@wellsfargo.com.

This press release does not constitute an offer to sell or a solicitation of an offer to buy these securities, nor does it constitute an offer, solicitation or sale of these securities in any jurisdiction in which such offer, solicitation or sale is unlawful. Nothing in this press release constitutes an offer to sell or solicitation of an offer to buy any securities of the Company or an investment fund managed by the Company or its affiliates.

ABOUT ARES COMMERCIAL REAL ESTATE CORPORATION
Ares Commercial Real Estate Corporation is a specialty finance company primarily engaged in originating and investing in commercial real estate loans and related investments. Through its national direct origination platform, the Company provides a broad offering of flexible and reliable financing solutions for commercial real estate owners and operators. The Company originates senior mortgage loans, as well as subordinate financings, mezzanine debt and preferred equity, with an emphasis on providing value added financing on a variety of properties located in liquid markets across the United States. Ares Commercial Real Estate Corporation elected and qualified to be taxed as a real estate investment trust and is externally managed by a subsidiary of Ares Management Corporation.

FORWARD-LOOKING STATEMENTS
Statements included herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended, which relate to future events or the Company’s future performance or financial condition. These statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including the returns on current and future investments, rates of repayments and prepayments on the Company’s mortgage loans, availability of investment opportunities, the Company’s ability to originate additional investments and completion of pending investments, the availability of capital, the availability and cost of financing, market trends and conditions in the Company’s industry and the general economy, the level of lending and borrowing spreads and interest rates, commercial real estate loan volumes and the risks described from time to time in the Company’s filings with the Securities and Exchange Commission. Any forward-looking statement, including any contained herein, speaks only as of the time of this press release and Ares Commercial Real Estate Corporation undertakes no duty to update any forward-looking statements made herein. Projections and forward-looking statements are based on management’s good faith and reasonable assumptions, including the assumptions described herein.
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INVESTOR RELATIONS
Ares Commercial Real Estate Corporation
Carl Drake or Veronica Mendiola Mayer
(888) 818-5298
iracre@aresmgmt.com
Source: Ares Commercial Real Estate Corporation

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